Exhibit 99.1

News Release
Investor Contact: Alondra Oteyza, +1.713.439.8822, alondra.oteyza@bakerhughes.com Media Contact: Melanie Kania, +1.713.439.8303, melanie.kania@bakerhughes.com	Baker Hughes Incorporated 17021 Aldine Westfield Houston, Texas 77073 Phone: 713.439.8600 Fax: 713.439.8280 www.bakerhughes.com

Baker Hughes Announces Fourth Quarter and Annual Results

•	Revenue of $2.4 billion for the quarter, up 2% sequentially. Full-year revenue was $9.8 billion

•	GAAP net loss attributable to Baker Hughes of $417 million for the quarter includes the negative impact of $291 million of adjusting items and $107 million of income taxes

•	Adjusted EBITDA (non-GAAP measure) was $266 million for the quarter and $493 million for the year

•	Cash flows from operating activities were $632 million for the quarter and $4.2 billion for the year

HOUSTON, Texas (January 26, 2017) – Baker Hughes Incorporated (NYSE: BHI) announced today results for the fourth quarter and full year of 2016.
“During 2016, against the back-drop of another difficult year for the industry, we achieved significant progress on our commitment to improve financial performance by reducing operational costs, optimizing our capital structure, and strengthening our commercial strategy,” said Martin Craighead, Baker Hughes Chairman and Chief Executive Officer.
“In the second half of 2016, we reduced annualized costs by nearly $700 million, exceeding our initial goal by almost 40%, paid down $1 billion in debt, repurchased more than $750 million in shares, accelerated innovation with nearly 70 new product introductions, and built new sales channels for our products and technology. As we executed on an asset-light strategy to strengthen profitability and return on invested capital, we rationalized under-performing product lines in select markets and contributed our North America land pressure pumping business into a new venture that is exceptionally well positioned to participate efficiently and cost-effectively in the growth of this market segment.
“For the fourth quarter, revenue increased 2% sequentially as a result of increased activity in North America, uplift from better-than-expected seasonal year-end product sales, and pockets of growth internationally, primarily in the Middle East. This was partially offset by reduced activity across the North Sea resulting from labor union strikes, weather delays, and project postponements. This quarter we also achieved a sequential reduction in operating losses, generated $632 million of cash flow from operations, and ended the year with $4.6 billion in cash.
“Looking ahead for the first half of 2017, we expect onshore revenue in North America to increase as our customers ramp up activity, with service pricing improving but limited by overcapacity. Internationally, we are forecasting activity declines and continued pricing pressure, with pockets of growth onshore. In offshore markets, particularly deepwater, activity declines are expected to be more severe. As such, we remain focused on managing our costs and aggressively

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Baker Hughes Announces Fourth Quarter and Annual Results

identifying revenue opportunities for our products and technology that can help our customers achieve their business objectives.
“In closing, with regard to the pending GE Oil & Gas merger, my excitement about the opportunities this transformative combination will deliver for our customers, shareholders, and employees, and the industry as a whole, has only grown since we announced the transaction in late October. GE Oil & Gas and Baker Hughes are an exceptional fit, with highly talented teams, similar cultures of innovation, and industry-leading capabilities. The integration planning teams are making good progress, the regulatory review process is proceeding as planned, and we continue to expect a mid-2017 close.”
2016 Full Year Results
Revenue for the year was $9.8 billion, down $5.9 billion, or 37%, compared to $15.7 billion for 2015. This reduction resulted from the steep decline in activity, as evident by the 32% drop in the average rig count, global pricing pressures, and sharply reduced revenue in onshore pressure pumping as we strived to maintain cash flow positive operations.
On a GAAP basis, net loss attributable to Baker Hughes was $2.7 billion ($6.31 per diluted share), compared to net loss of $2.0 billion ($4.49 per diluted share) for 2015.
Adjusted net loss (a non-GAAP measure) for the year was $1.3 billion ($2.96 per diluted share), compared to an adjusted net loss of $209 million ($0.48 per diluted share) for the prior year. A complete list of the adjusted items and associated reconciliation has been provided in Table 1a.
Adjusted EBITDA (a non-GAAP measure) for 2016 was $493 million, a decrease of $1.3 billion, compared to $1.8 billion in the prior year.
Cash flows provided by operating activities were $4.2 billion for the year, an increase of $2.4 billion, compared to 2015. Free cash flow (a non-GAAP measure) for the full year was $4.2 billion, compared to $1.2 billion in 2015. These increases are driven primarily by Halliburton’s payment of the $3.5 billion merger termination fee.
For the year, capital expenditures were $332 million, a decrease of $633 million, or 66%, compared to 2015. This reduction is attributable to reduced activity levels and our continued focus on capital discipline. Depreciation and amortization expense for the year was $1.2 billion, down $576 million, or 33%, compared to $1.7 billion in 2015. The decline in depreciation and amortization expense is primarily driven by asset impairments and lower capital spending.

Income tax expense was $696 million for the year, an effective tax rate of (34.1%), compared to 24.5% for 2015. The negative effective tax rate in 2016 is driven primarily by valuation allowances recorded against U.S. and non-U.S. deferred tax assets.

During the course of 2016, we repurchased 16.2 million shares of common stock totaling $763 million.
2016 Fourth Quarter Results
Revenue for the quarter was $2.4 billion, an increase of $57 million, or 2%, sequentially. Compared to the same quarter last year, revenue was down $1.0 billion, or 29%. Sequentially, the increase in revenue was driven primarily by increased activity in North America, year-end product sales, and pockets of growth internationally. This increase was partially offset by reduced activity in the North Sea, mainly as a result of labor union strikes and weather delays in Norway and postponed projects in the U.K.

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Baker Hughes Announces Fourth Quarter and Annual Results

On a GAAP basis, net loss attributable to Baker Hughes for the fourth quarter was $417 million, or $0.98 per diluted share, compared to $429 million, or $1.00 per diluted share, in the third quarter of 2016. The fourth quarter includes after-tax charges of $291 million, or $0.68 per diluted share, related to asset impairments, restructuring charges, loss on sale of a majority interest in the North America onshore pressure pumping business, inventory write-offs, and costs associated with the merger.
Adjusted net loss (a non-GAAP measure) for the quarter was $126 million, or $0.30 per diluted share. Adjusted net loss excludes the above adjustments totaling $291 million after-tax, or $0.68 per diluted share. A complete list of the adjusted items and associated reconciliation has been provided in Table 1a.
Adjusted EBITDA (a non-GAAP measure) was $266 million for the quarter, a decrease of $3 million, or 1% sequentially, and down $110 million, or 29%, compared to the fourth quarter of 2015.
Cash flows provided by operating activities were $632 million for the quarter, an increase of $513 million sequentially and $101 million year-over-year. Free cash flow (a non-GAAP measure) for the quarter was $610 million, an increase of $501 million sequentially and $174 million year-over-year. This does not include the proceeds from the North America onshore pressure pumping transaction. The sequential increase in cash flows is driven primarily by a tax refund in the U.S. of $415 million.
Capital expenditures for the quarter were $106 million, up $36 million, sequentially, and down $108 million, or 50%, compared to the fourth quarter of 2015. Depreciation and amortization expense for the quarter was $245 million, a decline of $17 million, or 6%, sequentially, and down $171 million, or 41%, compared to the same quarter of last year.
Corporate costs were $19 million in the quarter, compared to $78 million in the prior quarter and $29 million in the fourth quarter of 2015. The sequential decrease in corporate costs was primarily due to a $23-million investment gain recognized in the current quarter and $41 million of litigation settlements in the third quarter that did not repeat.

Income tax expense was $107 million for the quarter, an effective tax rate of (35%), compared to (19.4%) in the third quarter of 2016. As a result of geographic mix of earnings and losses, impairments, restructuring charges, and other discrete tax items, our tax rate has been, and will continue to be, volatile until the market stabilizes.

In the fourth quarter of 2016 we did not repurchase any shares due to restrictions under our merger agreement.
North America
North America revenue of $775 million for the quarter increased 15% sequentially. The sequential increase was driven by improved activity in the U.S. onshore business, seasonal improvements in Canada, and completions project deliveries in the Gulf of Mexico. Despite the increase in activity, the competitive landscape remained challenging across the entire segment, keeping a downward pressure on price.
Operating loss before tax for the fourth quarter was $86 million, compared to $65 million in the prior quarter. The reduced profitability sequentially was driven primarily by a $30-million inventory write-off and a $28-million benefit from non-recurring items in the third quarter, not repeating in the fourth quarter. This was partially offset by increased profits from revenue and incremental savings from ongoing cost reduction efforts.
Adjusted operating loss before tax (a non-GAAP measure), which excludes the inventory write-off, was $56 million for the fourth quarter, an $18-million improvement compared to $74 million in the prior quarter.

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Baker Hughes Announces Fourth Quarter and Annual Results

Latin America
Latin America revenue of $225 million in the quarter decreased 7% sequentially against the backdrop of a 2% rig count reduction. The decrease in revenue was driven mainly by reduced activity in most of the region, primarily Brazil, and a one-time product sale in the Andean area in the third quarter, not repeating in the fourth quarter. This was partially offset by increased activity in the Andean area and year-end product sales.
Operating profit before tax for the fourth quarter was $13 million, a decrease of $7 million, compared to $20 million in the prior quarter. The reduction in profitability was driven by the one-time sale and $3 million of non-recurring benefits in the prior quarter, not repeating, and activity reductions across most of the regions. This decline was partially offset by cost reductions from restructuring efforts and lower depreciation and amortization expense.
Adjusted operating profit before tax (a non-GAAP measure) was $13 million for the fourth quarter, down $3 million sequentially.
Europe/Africa/Russia Caspian
Europe/Africa/Russia Caspian revenue of $490 million for the quarter decreased 6% sequentially, primarily due to reduced activity in the North Sea, mainly as a result of labor union strikes, weather delays, and project postponements, and unfavorable exchange rates across the region, primarily in the Nigerian Naira and the British Pound. Revenue was also negatively impacted by ongoing labor union strikes in Nigeria. These revenue declines were partially offset by year-end product sales.
Operating loss before tax for the fourth quarter was $19 million, a decrease of $41 million, compared to an operating profit before tax of $22 million in the prior quarter. The reduction in profitability was mainly related to activity delays in the North Sea, $14 million of foreign exchange losses related to the devaluation of the Egyptian pound, and $5 million of one-time benefits in the third quarter, not repeating. This was partially offset by savings from ongoing cost reduction efforts and reduced depreciation and amortization expense.
Adjusted operating loss before tax (a non-GAAP measure) was $19 million for the fourth quarter, a $32-million decrease compared to the $13-million adjusted operating profit before tax in the prior quarter.
Middle East/Asia Pacific
Middle East/Asia Pacific revenue of $687 million for the quarter was up by 6% sequentially. The growth in revenue was driven primarily by year-end product sales in Qatar, China, and Saudi Arabia, and pockets of activity growth in the Middle East, including Saudi Arabia and Kuwait.
Operating profit before tax for the fourth quarter was $91 million, an increase of $20 million, compared to $71 million in the prior quarter. The increase in profitability was driven mostly by higher revenue, including year-end product sales, $14 million of bad debt reversals, savings from ongoing cost reductions, and lower depreciation and amortization expense. This was partially offset by the $6 million benefit from non-recurring items in the third quarter, not repeating this quarter.
Adjusted operating profit before tax (a non-GAAP measure) was $91 million for the fourth quarter, an increase of $28 million, compared to $63 million in the prior quarter.

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Baker Hughes Announces Fourth Quarter and Annual Results

Industrial Services
Industrial Services revenue of $233 million for the quarter decreased 13% sequentially. The decrease in revenue was mainly related to project delays and seasonal activity declines in the process and pipeline business.
Operating profit before tax for the fourth quarter was $11 million, a decrease of $19 million, compared to $30 million in the prior quarter. The sequential decrease in profitability was primarily driven by the activity reductions and exacerbated by the $3-million benefit from non-recurring items in the third quarter, not repeating this quarter.
Adjusted operating profit before tax (a non-GAAP measure) was $11 million for the fourth quarter, $15 million less than the $26-million in the prior quarter.
___________________________________________________________________________________________
Please see Tables 1a and 1b for a reconciliation of GAAP to non-GAAP financial measures. A reconciliation of net income (loss) attributable to Baker Hughes to Adjusted EBITDA is provided in Table 2. Supplemental segment financial information for revenue, adjusted operating profit (loss) before tax (a non-GAAP measure), and adjusted operating profit before tax margin is provided in Tables 5a and 5b. Free cash flow is defined as net cash flows provided by (used in) operating activities less expenditures for capital assets plus proceeds from disposal of assets.

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Baker Hughes Announces Fourth Quarter and Annual Results

Consolidated Condensed Statements of Income (Loss)1

	Three Months Ended
	December 31,		September 30,
(In millions, except per share amounts)	2016	2015	2016
Revenue	$2,410	$3,394	$2,353
Costs and expenses:
Cost of revenue	2,144	3,114	2,059
Research and engineering	92	100	91
Marketing, general and administrative	183	220	203
Impairment and restructuring charges	145	1,246	304
Goodwill impairment	—	—	17
Merger and related costs	19	91	—
Total costs and expenses	2,583	4,771	2,674
Operating loss	(173)	(1,377)	(321)
Loss on sale of business interest	(97)	—	—
Interest expense, net	(36)	(55)	(39)
Loss before income taxes	(306)	(1,432)	(360)
Income taxes	(107)	397	(70)
Net loss	(413)	(1,035)	(430)
Net (income) loss attributable to noncontrolling interests	(4)	4	1
Net loss attributable to Baker Hughes	$(417)	$(1,031)	$(429)

Basic and diluted loss per share attributable to Baker Hughes	$(0.98)	$(2.35)	$(1.00)

Weighted average shares outstanding, basic and diluted	427	439	430

Depreciation and amortization expense	$245	$416	$262
Capital expenditures	$106	$214	$70

1
Beginning in 2016, all merger and related costs are presented in a separate line item in the consolidated condensed statement of income (loss). Prior-year merger and related costs were reclassified to conform to the current year presentation.

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Baker Hughes Announces Fourth Quarter and Annual Results

Consolidated Condensed Statements of Income (Loss)1

	Year Ended December 31,
(In millions, except per share amounts)	2016	2015
Revenue	$9,841	$15,742
Costs and expenses:
Cost of revenue	9,973	14,415
Research and engineering	384	466
Marketing, general and administrative	815	969
Impairment and restructuring charges	1,735	1,993
Goodwill impairment	1,858	—
Merger and related costs	199	295
Merger termination fee	(3,500)	—
Total costs and expenses	11,464	18,138
Operating loss	(1,623)	(2,396)
Loss on sale of business interest	(97)	—
Loss on early extinguishment of debt	(142)	—
Interest expense, net	(178)	(217)
Loss before income taxes	(2,040)	(2,613)
Income taxes	(696)	639
Net loss	(2,736)	(1,974)
Net (income) loss attributable to noncontrolling interests	(2)	7
Net loss attributable to Baker Hughes	$(2,738)	$(1,967)

Basic and diluted loss per share attributable to Baker Hughes	$(6.31)	$(4.49)

Weighted average shares outstanding, basic and diluted	434	438

Depreciation and amortization expense	$1,166	$1,742
Capital expenditures	$332	$965

1
Beginning in 2016, all merger and related costs are presented in a separate line item in the consolidated condensed statement of income (loss). Prior-year merger and related costs were reclassified to conform to the current year presentation.

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Consolidated Condensed Balance Sheets

	December 31,	December 31,
(In millions)	2016	2015
ASSETS
Current Assets:
Cash and cash equivalents	$4,572	$2,324
Accounts receivable - less allowance for doubtful accounts (2016 - $509, 2015 - $383)	2,251	3,217
Inventories, net	1,809	2,917
Other current assets	535	810
Total current assets	9,167	9,268
Property, plant and equipment, net	4,271	6,693
Goodwill	4,084	6,070
Intangible assets, net	318	583
Other assets	1,194	1,466
Total assets	$19,034	$24,080
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$1,027	$1,409
Short-term debt and current portion of long-term debt	132	151
Accrued employee compensation	566	690
Other accrued liabilities	579	525
Total current liabilities	2,304	2,775
Long-term debt	2,886	3,890
Deferred income taxes and other tax liabilities	328	252
Long-term liabilities	779	781
Equity	12,737	16,382
Total liabilities and equity	$19,034	$24,080

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Baker Hughes Announces Fourth Quarter and Annual Results

Consolidated Condensed Statements of Cash Flows

	Year Ended December 31,
(In millions)	2016	2015
Cash flows from operating activities:
Net loss	$(2,736)	$(1,974)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	1,166	1,742
Impairment of assets	1,271	1,436
Goodwill impairment	1,858	—
Other noncash items	1,556	(264)
Other, primarily working capital	1,114	856
Net cash flows provided by operating activities	4,229	1,796
Cash flows from investing activities:
Expenditures for capital assets	(332)	(965)
Proceeds from disposal of assets	283	388
Proceeds from maturities of investment securities	453	—
Purchases of investment securities	(349)	(310)
Other	148	(18)
Net cash flows provided by (used in) investing activities	203	(905)
Cash flows from financing activities:
Net repayments of short-term debt and other borrowings	(60)	(45)
Repayment of long-term debt	(1,135)	—
Repurchase of common stock	(763)	—
Dividends	(293)	(297)
Other	66	60
Net cash flows used in financing activities	(2,185)	(282)
Effect of foreign exchange rate changes on cash and cash equivalents	1	(25)
Increase in cash and cash equivalents	2,248	584
Cash and cash equivalents, beginning of period	2,324	1,740
Cash and cash equivalents, end of period	$4,572	$2,324

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Table 1a: Reconciliation of GAAP and Non-GAAP Net Loss
The following table reconciles net loss attributable to Baker Hughes, which is the directly comparable financial result determined in accordance with Generally Accepted Accounting Principles (GAAP), to adjusted net loss1 (a non-GAAP financial measure). Adjusted net loss excludes identified items with respect to 2015 and 2016 as disclosed below:

	Three Months Ended
	December 31,		September 30,
(In millions, except per share amounts)	2016	2015	2016
Net loss attributable to Baker Hughes (GAAP)	$(417)	$(1,031)	$(429)
Identified item:
Impairment and restructuring charges[2]	145	1,246	304
Goodwill impairment[3]	—	—	17
Merger and related costs[4]	19	91	—
Inventory adjustments[6]	30	—	(34)
Loss on sale of business interest[7]	97	—	—
Litigation settlements[9]	—	—	41
Total identified items	291	1,337	328
Income taxes on identified items[10]	—	(399)	37
Identified items, net of income taxes	291	938	365
Adjusted net loss (non-GAAP)[1]	$(126)	$(93)	$(64)

Basic and diluted loss per share attributable to Baker Hughes (GAAP)	$(0.98)	$(2.35)	$(1.00)
Adjusted basic and diluted loss per share attributable to Baker Hughes (non-GAAP)	$(0.30)	$(0.21)	$(0.15)

	Year Ended December 31,
(In millions, except per share amounts)	2016	2015
Net loss attributable to Baker Hughes (GAAP)	$(2,738)	$(1,967)
Identified item:
Impairment and restructuring charges[2]	1,735	1,993
Goodwill impairment[3]	1,858	—
Merger and related costs[4]	199	295
Merger termination fee[5]	(3,500)	—
Inventory adjustments[6]	617	194
Loss on sale of business interest[7]	97
Loss on early extinguishment of debt[8]	142	—
Litigation settlements[9]	41	(13)
Total identified items	1,189	2,469
Income taxes on identified items[10]	266	(711)
Identified items, net of income taxes	1,455	1,758
Adjusted net loss (non-GAAP)[1]	$(1,283)	$(209)

Basic and diluted loss per share attributable to Baker Hughes (GAAP)	$(6.31)	$(4.49)
Adjusted basic and diluted loss per share attributable to Baker Hughes (non-GAAP)	$(2.96)	$(0.48)

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Baker Hughes Announces Fourth Quarter and Annual Results

1
Adjusted net loss is a non-GAAP measure comprised of net loss attributable to Baker Hughes, excluding the impact of certain identified items. The Company believes that adjusted net loss is useful to investors because it is a consistent measure of the underlying results of the Company’s business. Furthermore, management uses adjusted net loss as a measure of the performance of the Company’s operations.

2	Impairment and restructuring charges associated with asset impairments, workforce reductions, facility closures, and contract terminations.
3
Goodwill impairment in two of the operating segments: North America for $19 million and $1,530 million before tax and Industrial Services for ($2) million and $311 million before tax during the third and second quarters of 2016, respectively.

4
Merger and related costs recorded in 2016 and 2015 included amounts under our retention programs and obligations for minimum incentive compensation, which based on meeting eligibility criteria, have been treated as merger and related expenses.

5	Merger termination fee paid by Halliburton on May 4, 2016.
6	Inventory adjustments include costs to write-off and dispose of certain excess inventory.
7	Loss on sale of a majority interest in the North America onshore pressure pumping business.
8	Loss on early extinguishment of debt associated with the purchase of outstanding bonds of $1 billion of face value.
9
Costs related to litigation settlements were recorded in Corporate during the third quarter of 2016. In the second quarter of 2015, a reversal was recorded in Corporate as the amount of claims made under a settlement agreement was less than originally expected.

10	Represents the tax effect of the aggregate identified items, generally based on statutory tax rates, offset by valuation allowances and the benefits of certain tax credits.

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Table 1b: Reconciliation of GAAP and Non-GAAP Financial Measures
The following table reconciles net cash flows provided by operating activities, which is the directly comparable financial result determined in accordance with Generally Accepted Accounting Principles (GAAP), to free cash flow (a non-GAAP financial measure). Free cash flow is defined as net cash flows provided by (used in) operating activities less expenditures for capital assets plus proceeds from disposal of assets. Management is providing this measure because it believes that such measure is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of liquidity. Free cash flow does not represent the residual cash flow available for discretionary expenditures.

	Three Months Ended
	December 31,		September 30,
(In millions)	2016	2015	2016
Cash flows from operating activities:
Net loss	$(413)	$(1,035)	$(430)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	245	416	262
Impairment of assets	30	1,171	186
Goodwill impairment	—	—	17
Other noncash items	211	(397)	39
Other, primarily working capital	559	376	45
Net cash flows provided by operating activities (GAAP)	632	531	119

Expenditures for capital assets	(106)	(214)	(70)
Proceeds from disposal of assets	84	119	60
Free cash flow (Non-GAAP)	$610	$436	$109

	Year Ended December 31,
(In millions)	2016	2015
Cash flows from operating activities:
Net loss	$(2,736)	$(1,974)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	1,166	1,742
Impairment of assets	1,271	1,436
Goodwill impairment	1,858	—
Other noncash items	1,556	(264)
Other, primarily working capital	1,114	856
Net cash flows provided by operating activities (GAAP)	4,229	1,796

Expenditures for capital assets	(332)	(965)
Proceeds from disposal of assets	283	388
Free cash flow (Non-GAAP)	$4,180	$1,219

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Table 2: Calculation of EBIT, EBITDA, and Adjusted EBITDA1

	Three Months Ended
	December 31,		September 30,
(In millions)	2016	2015	2016
Net loss attributable to Baker Hughes	$(417)	$(1,031)	$(429)
Net income (loss) attributable to noncontrolling interests	4	(4)	(1)
Income taxes	107	(397)	70
Loss before income taxes	(306)	(1,432)	(360)
Interest expense, net	36	55	39
Loss before interest and taxes (EBIT)[1]	(270)	(1,377)	(321)
Depreciation and amortization expense	245	416	262
Loss before interest, taxes, depreciation and amortization (EBITDA)[1]	(25)	(961)	(59)
Adjustments to EBITDA:
Impairment and restructuring charges[2]	145	1,246	304
Goodwill impairment[3]	—	—	17
Merger and related costs[4]	19	91	—
Inventory adjustments[6]	30	—	(34)
Loss on sale of business interest[7]	97	—	—
Litigation settlements[9]	—	—	41
Adjusted EBITDA[1]	$266	$376	$269

	Year Ended December 31,
(In millions)	2016	2015
Net loss attributable to Baker Hughes	$(2,738)	$(1,967)
Net loss attributable to noncontrolling interests	2	(7)
Income taxes	696	(639)
Loss before income taxes	(2,040)	(2,613)
Interest expense, net	178	217
Loss before interest and taxes (EBIT)[1]	(1,862)	(2,396)
Depreciation and amortization expense	1,166	1,742
Earnings (loss) before interest, taxes, depreciation and amortization (EBITDA)[1]	(696)	(654)
Adjustments to EBITDA:
Impairment and restructuring charges[2]	1,735	1,993
Goodwill impairment[3]	1,858	—
Merger and related costs[4]	199	295
Merger termination fee[5]	(3,500)	—
Inventory adjustments[6]	617	194
Loss on sale of business interest[7]	97	—
Loss on early extinguishment of debt[8]	142	—
Litigation settlements[9]	41	(13)
Adjusted EBITDA[1]	$493	$1,815

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Baker Hughes Announces Fourth Quarter and Annual Results

1
EBIT, EBITDA, and Adjusted EBITDA (as defined in the calculations above) are non-GAAP measures. Management is providing these measures because it believes that such measures are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance.

2	Impairment and restructuring charges associated with asset impairments, workforce reductions, facility closures, and contract terminations.
3
Goodwill impairment in two of the operating segments: North America for $19 million and $1,530 million before tax and Industrial Services for ($2) million and $311 million before tax during the third and second quarters of 2016, respectively.

4
Merger and related costs recorded in 2016 and 2015 included amounts under our retention programs and obligations for minimum incentive compensation, which based on meeting eligibility criteria, have been treated as merger and related expenses.

5	Merger termination fee paid by Halliburton on May 4, 2016.
6	Inventory adjustments include costs to write-off and dispose of certain excess inventory.
7	Loss on sale of a majority interest in the North America onshore pressure pumping business.
8	Loss on early extinguishment of debt associated with the purchase of outstanding bonds of $1 billion of face value.
9
Costs related to litigation settlements were recorded in Corporate during the third quarter of 2016. In the second quarter of 2015, a reversal was recorded in Corporate as the amount of claims made under a settlement agreement was less than originally expected.

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Table 3a: Segment Revenue, Operating Profit (Loss) Before Tax, and Operating Profit Before Tax Margin1

	Three Months Ended
	December 31,		September 30,
(In millions)	2016	2015	2016
Segment Revenue
North America	$775	$1,137	$674
Latin America	225	428	243
Europe/Africa/Russia Caspian	490	723	519
Middle East/Asia Pacific	687	820	649
Industrial Services	233	286	268
Total Operations	$2,410	$3,394	$2,353
Operating Profit (Loss) Before Tax[2]
North America	$(86)	$(127)	$(65)
Latin America	13	15	20
Europe/Africa/Russia Caspian	(19)	48	22
Middle East/Asia Pacific	91	31	71
Industrial Services	11	22	30
Total Operations	10	(11)	78
Corporate and Other Profit (Loss) Before Tax
Corporate[2]	(19)	(29)	(78)
Loss on sale of business interest	(97)	—	—
Interest expense, net	(36)	(55)	(39)
Impairment and restructuring charges	(145)	(1,246)	(304)
Goodwill impairment	—	—	(17)
Merger and related costs[2]	(19)	(91)	—
Corporate, net interest and other	(316)	(1,421)	(438)
Profit (Loss) Before Tax	$(306)	$(1,432)	$(360)
Operating Profit Before Tax Margin[1,2]
North America	(11.1%)	(11.2)%	(9.6%)
Latin America	5.8%	3.5%	8.2%
Europe/Africa/Russia Caspian	(3.9%)	6.6%	4.2%
Middle East/Asia Pacific	13.2%	3.8%	10.9%
Industrial Services	4.7%	7.7%	11.2%
Total Operations	0.4%	(0.3)%	3.3%

1
Operating profit before tax margin is a non-GAAP measure defined as operating profit (loss) before tax divided by revenue. Management uses the operating profit before tax margin because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance.

2
Beginning in 2016, we excluded merger and related costs from our operating segments. These costs are now presented as a separate line item in the consolidated condensed statement of income (loss). Prior-year merger and related costs have been reclassified to conform to the current year presentation.

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Baker Hughes Announces Fourth Quarter and Annual Results

Table 3b: Segment Revenue, Operating Profit (Loss) Before Tax, and Operating Profit Before Tax Margin1

	Year Ended December 31,
(In millions)	2016	2015
Segment Revenue
North America	$2,936	$6,009
Latin America	980	1,799
Europe/Africa/Russia Caspian	2,201	3,278
Middle East/Asia Pacific	2,705	3,441
Industrial Services	1,019	1,215
Total Operations	$9,841	$15,742
Operating Profit (Loss) Before Tax[2]
North America	$(687)	$(639)
Latin America	(276)	144
Europe/Africa/Russia Caspian	(273)	183
Middle East/Asia Pacific	69	229
Industrial Services	(6)	108
Total Operations	(1,173)	25
Corporate and Other Profit (Loss) Before Tax
Corporate[2]	(158)	(133)
Loss on sale of business interest	(97)	—
Loss on early extinguishment of debt	(142)	—
Interest expense, net	(178)	(217)
Impairment and restructuring charges	(1,735)	(1,993)
Goodwill impairment	(1,858)	—
Merger and related costs[2]	(199)	(295)
Merger termination fee	3,500	—
Corporate, net interest and other	(867)	(2,638)
Profit (Loss) Before Tax	$(2,040)	$(2,613)
Operating Profit Before Tax Margin[1,2]
North America	(23.4)%	(10.6)%
Latin America	(28.2)%	8.0%
Europe/Africa/Russia Caspian	(12.4)%	5.6%
Middle East/Asia Pacific	2.6%	6.7%
Industrial Services	(0.6)%	8.9%
Total Operations	(11.9)%	0.2%

1
Operating profit before tax margin is a non-GAAP measure defined as operating profit (loss) before tax divided by revenue. Management uses the operating profit before tax margin because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance.

2
Beginning in 2016, we excluded merger and related costs from our operating segments. These costs are now presented as a separate line item in the consolidated condensed statement of income (loss). Prior-year merger and related costs have been reclassified to conform to the current year presentation.

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Baker Hughes Announces Fourth Quarter and Annual Results

Table 4: Adjustments to Segment Operating Profit (Loss) Before Tax1,4

	Three Months Ended
	December 31,	September 30,
(In millions)	2016[2]	2016[2,3]
Adjustments to Profit (Loss) Before Tax
North America	$30	$(9)
Latin America	—	(4)
Europe/Africa/Russia Caspian	—	(9)
Middle East/Asia Pacific	—	(8)
Industrial Services	—	(4)
Total Operations	30	(34)
Corporate	—	41
Total	$30	$7

	Year Ended December 31,
(In millions)	2016[2,3]	2015[2,3]
Adjustments to Profit (Loss) Before Tax
North America	$230	$182
Latin America	84	12
Europe/Africa/Russia Caspian	143	—
Middle East/Asia Pacific	117	—
Industrial Services	43	—
Total Operations	617	194
Corporate	41	(13)
Total	$658	$181

1
The company believes that adjusting these identified items from the segment operating profit (loss) before tax provides investors and analysts a measure to compare companies more consistently on the basis of operating performance.

2
Inventory adjustments to write off and dispose of certain excess inventory of $30 million, ($34) million and $621 million during the fourth, third and second quarters of 2016, respectively. In 2015 we also recorded inventory adjustments of $194 million with $171 million during the first quarter and $23 million in the second quarter.

3
Costs related to litigation settlements were recorded in Corporate during the third quarter of 2016. In the second quarter of 2015, a reversal was recorded in Corporate as the amount of claims made under a settlement agreement was less than originally expected.

4	There were no items identified requiring adjustment to our segments in the fourth quarter of 2015.

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Baker Hughes Announces Fourth Quarter and Annual Results

Table 5a: Supplemental Segment Financial Information Excluding Certain Identified Items
The following table contains non-GAAP measures of adjusted operating profit (loss) before tax and adjusted operating profit before tax margin, which excludes identified items in Table 4:

	Three Months Ended
	December 31,		September 30,
(In millions)	2016	2015	2016
Segment Revenue
North America	$775	$1,137	$674
Latin America	225	428	243
Europe/Africa/Russia Caspian	490	723	519
Middle East/Asia Pacific	687	820	649
Industrial Services	233	286	268
Total Operations	$2,410	$3,394	$2,353
Adjusted Operating Profit (Loss) Before Tax[1,2]
North America	$(56)	$(127)	$(74)
Latin America	13	15	16
Europe/Africa/Russia Caspian	(19)	48	13
Middle East/Asia Pacific	91	31	63
Industrial Services	11	22	26
Total Operations	40	(11)	44
Corporate	(19)	(29)	(37)
Total	$21	$(40)	$7
Adjusted Operating Profit Before Tax Margin[1,2]
North America	(7.2%)	(11.2%)	(11.0%)
Latin America	5.8%	3.5%	6.6%
Europe/Africa/Russia Caspian	(3.9%)	6.6%	2.5%
Middle East/Asia Pacific	13.2%	3.8%	9.7%
Industrial Services	4.7%	7.7%	9.7%
Total Operations	1.7%	(0.3)%	1.9%

1
Adjusted operating profit (loss) before tax is a non-GAAP measure defined as profit (loss) before income tax less interest expense and identified items as shown on Table 1a. Adjusted operating profit before tax margin is a non-GAAP measure defined as adjusted operating profit (loss) before tax divided by revenue. Management uses each of these measures because it believes they are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance and that these measures may be used by investors to make informed investment decisions.

2
Beginning in 2016, we excluded merger and related costs from our operating segments. These costs are now presented as a separate line item in the consolidated condensed statement of income (loss). Prior-year merger and related costs have been reclassified to conform to the current year presentation.

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Baker Hughes Announces Fourth Quarter and Annual Results

Table 5b: Supplemental Segment Financial Information Excluding Certain Identified Items
The following table contains non-GAAP measures of adjusted operating profit (loss) before tax and adjusted operating profit before tax margin, which excludes identified items in Table 4:

	Year Ended December 31,
(In millions)	2016	2015
Segment Revenue
North America	$2,936	$6,009
Latin America	980	1,799
Europe/Africa/Russia Caspian	2,201	3,278
Middle East/Asia Pacific	2,705	3,441
Industrial Services	1,019	1,215
Total Operations	$9,841	$15,742
Adjusted Operating Profit (Loss) Before Tax[1,2]
North America	$(457)	$(457)
Latin America	(192)	156
Europe/Africa/Russia Caspian	(130)	183
Middle East/Asia Pacific	186	229
Industrial Services	37	108
Total Operations	(556)	219
Corporate	(117)	(146)
Total	$(673)	$73
Adjusted Operating Profit Before Tax Margin[1,2]
North America	(15.6)%	(7.6)%
Latin America	(19.6)%	8.7%
Europe/Africa/Russia Caspian	(5.9)%	5.6%
Middle East/Asia Pacific	6.9%	6.7%
Industrial Services	3.6%	8.9%
Total Operations	(5.6)%	1.4%

1
Adjusted operating profit (loss) before tax is a non-GAAP measure defined as profit (loss) before income tax less interest expense and identified items as shown on Table 1a. Adjusted operating profit before tax margin is a non-GAAP measure defined as adjusted operating profit (loss) before tax divided by revenue. Management uses each of these measures because it believes they are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance and that these measures may be used by investors to make informed investment decisions.

2
Beginning in 2016, we excluded merger and related costs from our operating segments. These costs are now presented as a separate line item in the consolidated condensed statement of income (loss). Prior-year merger and related costs have been reclassified to conform to the current year presentation.

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Baker Hughes Announces Fourth Quarter and Annual Results

Innovations to Earnings
The following section provides operational and technical highlights outlining the successes aligned to our strategy.
Efficient Well Construction
Baker Hughes sets drilling record for integrated project in the North Sea. Baker Hughes was recognized by an operator for drilling a 17½-in. hole section in record time. The 3,188-ft section was drilled in 4.8 hours with an average rate of penetration of 656 ft/hr - about 50% faster than the operator’s previous record for a 17½ in. hole section. Baker Hughes provided directional drilling, measurement-while-drilling, mud logging, drilling fluids, liner hangers, wireline, and cementing services to the operator.
Baker Hughes wins multi-year contract to provide integrated drilling and well services for Statoil in the North Sea. Baker Hughes will provide cementing and pumping services, completions, drilling and completions fluids, and integrated drilling services on the Cat J rig, Askepott. The award is for four years with the option for two two-year extensions.
Baker Hughes wins multi-million dollar drilling and wireline services contract for major operator in the Gulf of Mexico. Baker Hughes displaced a competitor in providing directional drilling, measurement-while-drilling, logging-while-drilling, and openhole and casedhole wireline services on multiple wells. Operations are expected to commence in early 2017 on a multi-year contract.
Baker Hughes wins multi-year, ultradeepwater contract in Brazil. Baker Hughes stands to increase its market presence in Brazil by providing drilling services, logging-while-drilling, wireline services, pressure pumping, drill bits, and concentric expandable hole-opening services for four wells offshore Brazil. Baker Hughes was selected for its experience and track record in the region.
Baker Hughes sets drilling records across the globe with new Kymera™ Xtreme (XT) hybrid drill bits. The company has set performance records in Norway, The Netherlands, the Gulf of Mexico, the Permian Basin, Kuwait, Saudi Arabia, Oman, and Australia. In one case, an operator used a Kymera XT bit to drill a challenging intermediate section offshore. The bit drilled from a depth of 1165 ft to 7487 ft in just under 28 hours, saving a day of rig time and almost doubling the rate of penetration when compared to a competitor’s offset polycrystalline diamond bit run.
StayTrue™ shaped diamond element technology sets new performance standards. StayTrue technology improves drilling efficiency and durability by enhancing bit stability. This technology has achieved step-change improvements in drilling performance in shale plays across the U.S. In the Permian Basin, an operator used a bit with StayTrue technology to drill an intermediate section. Compared to the offset well, the footage drilled improved by 66% while drilling at a 40% higher rate of penetration. Additionally, according to the Baker Hughes MultiSense™ in-bit vibration monitoring device, the bit drilled smoothly for 95% of the run time—a vast improvement over the initial well that achieved only 45% smooth drilling time.
Baker Hughes deploys drilling system composed of AutoTrak™ eXact rotary steerable system (RSS), AziTrak™ tool, and Talon™ Force drill bit in the Rockies. Baker Hughes was called in mid-well to assist an operator experiencing sliding issues, high vibration, and short run times. The Baker Hughes drilling system displaced the competitor's system at a depth of 19,000 ft, with planned total depth of 23,500 ft. The AutoTrak eXact RSS drilled 900 ft to its initial target and then was redirected to hit a new target zone, requiring Baker Hughes to pull the well back and sidetrack in open hole. The sidetrack was successful on the first attempt, earning accolades from the operator for the drilling system’s ability to steer precisely and accomplish a flawless openhole sidetrack at over 19,000 ft.

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Baker Hughes Announces Fourth Quarter and Annual Results

Baker Hughes sets record for number of plugs milled in a single trip. Baker Hughes deployed thru-tubing fishing technology to mill 72 composite plugs with a single motor and mill, saving the operator 30 hours of rig time and achieving a company record for milling the largest number of plugs in a single trip. This drillout performance was enabled by long motor life and the Glyphaloy™ carbide advanced milling technology. The successful mill run led the operator to choose Baker Hughes as its preferred drillout provider moving forward.
DeepShield™ safety valve achieves success in the Gulf of Mexico. A major operator deployed Baker Hughes’ DeepShield deepwater subsurface safety valve, a 2016 World Oil Award winner, in a deepwater well. As a result of delivering flawless execution in two critical wells, the company’s DeepShield valve has been selected as the operator’s safety valve of choice for upcoming deepwater completions in the Gulf of Mexico. In addition to its unprecedented design and quality, the DeepShield valve is the industry’s first ISO V1-validated safety valve, delivering the highest level of product reliability in its class.
Baker Hughes wins World Oil Best Deepwater Technology award. The BASTILLE™ removable production packer is the first in the industry that can be reliably removed from a well after years of exposure to harsh, ultra HP/HT conditions of up to 450°F and 20,000 psi (highest ratings in the industry to date). Unlike conventional removable packers that can fuse to the casing after exposure to high temperatures and pressures—and require a day or more of intervention—the BASTILLE packer’s design enables simple and reliable removal, allowing operators working in high-cost deepwater wells to realize the efficiency they need from a removable packer.
Baker Hughes deploys XtremeBond™ cement spacer system for operator in Canada. The XtremeBond spacer has been successfully deployed in high-temperature well applications for a major oil company in Canada. As a result, several more jobs were awarded to Baker Hughes for a critical well campaign, displacing the incumbent cement provider.
Optimizing Well Production and Increasing Ultimate Recovery
Baker Hughes optimizes frac design, improves operating efficiencies, and significantly reduces costly screenouts for an integrated hydraulic fracturing operation in tight gas field. The company’s geoscience and petroleum engineering (GPE) experts supported the Pressure Pumping, Completions, and Wireline Services businesses to execute an integrated completions and stimulation contract for an operator in Latin America. GPE subsurface analysis results were used to fine-tune the frac stage and treatment planning, as well as to optimize plug-and-perf operations— improving operational efficiencies and reducing costs by virtually eliminating screenouts. The company completed more than 27 wells with 246+ fracture stages with a 97% success rate and incurred only six screenouts – a reduction of 80% compared to similar operations carried out without the use of expert subsurface analysis and modeling.
Baker Hughes executes first offshore unconventional fracturing project in the United Arab Emirates. Baker Hughes’ Pressure Pumping team deployed its StimFORCE™ modular stimulation system—a safe and affordable solution for the operator—for an exploration well in a high-pressure environment offshore Abu Dhabi. This marks Baker Hughes’ first integrated offshore hydraulic fracturing project in the region.
Baker Hughes wins three-year production chemicals contract in the Permian Basin.  Under terms of this contract, Baker Hughes will provide a full suite of production chemicals and services including PETROSWEET™ H2S scavengers, paraffin and scale inhibitors, CRONOX™ corrosion inhibitors, and truck-treating services. Baker Hughes was ranked first in the tender process for its technical acumen. Local support and infrastructure capabilities were other factors that contributed to the company’s position as the #1 chemical supplier in the Permian Basin.
Baker Hughes increases production efficiency and economics for an operator in the Caspian Sea. Baker Hughes deployed its SureVIEW™ optical wireline logging tool to overcome challenges related to significant sand production. The technology enables operators to precisely identify and classify sand entry and leaks using a combination of novel

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Baker Hughes Announces Fourth Quarter and Annual Results

fiber-optic sensing methods, traditional wireline logging tools, and advanced data analysis techniques. Upon deploying the tool and applying remediation, the operator immediately reduced sand production by 75%. The tool is now being deployed throughout the operator’s assets.
Baker Hughes wins chemical management services contract in India.  By demonstrating its ability to manage difficult polymer floods, Baker Hughes was awarded a contract to supply a portfolio of chemicals, including TRETOLITE™ demulsifiers and water clarifiers, scale inhibitors, CRONOX™ corrosion inhibitors, X-CIDE™ biocides, schmoo removers, defoamers, filter aids, and oxygen scavengers.
Baker Hughes wins production chemicals and services contract for North America enhanced oil recovery (EOR) project. Baker Hughes was awarded a two-year contract to supply production chemicals and related services to a field undergoing EOR in North America. The in-depth chemical and service offering will include CRONOX™ corrosion inhibitors, scale inhibitors, biocides, asphaltene inhibitors and dispersants, and TRETOLITE™ fluids separation technologies.
Baker Hughes expands its presence in Africa with major deepwater contract. The company will provide umbilical, leak testing, and dewatering services during the next 18+ months to the Offshore Cape Three Point Integrated Oil and Gas Project.
Baker Hughes launches leading high-definition corrosion solution. Baker Hughes now offers the VECTRA™ HD enhanced in-line inspection service in four common pipeline sizes, advancing magnetic flux leakage (MFL) technology to a new level. With a greater density of triaxial sensors, the VECTRA HD service gives pipeline operators a more accurate view of complex anomalies and the best chance to identify and size challenging features such as pinholes in the pipe body or complex clusters.
Baker Hughes awarded three chemical contract extensions in North America. Baker Hughes has signed multi-year contract extensions with three refiners in North America without the need for a competitive bid. The contracts cover process chemicals, water treatment, and finished fuel additives. The team’s ability to provide value at every opportunity is credited for the win, along with aligning with the strategic needs of the refinery. Implementing new technologies such as the XERIC™ heavy oil pretreatment, JETTISON™ solids release agent, and SMARTGUARD™ 2800 high-temperature corrosion inhibitor, has enabled the refiners to safely expand their operating envelope, and increase their crude diet flexibility, improving the reliability and profitability of the refinery.
Leading in Sustainability
Baker Hughes is recognized by major Russian operator for its leadership in health, safety, environment, (HSE) and sustainability. Baker Hughes has been named best service provider in HSE and sustainability performance by one of the largest operating companies in Russia, based on its interdependent safety culture and decade of delivering excellent service without HSE incidents. Baker Hughes’ performance led to continuously reduced drilling time, yielding the operator significant cost savings. The company recently achieved a record of drilling 13,054 ft in 10.5 days, which is several days faster than the fastest previous well. Success on this project has led to other business opportunities with the operator.
Baker Hughes wins 2016 Oman Society for Petroleum Services Health, Safety, and Environment Best Practice Award. The award was presented by his Excellency Mr. Salem Al Aufi, Undersecretary of Oil and Gas Ministry. Baker Hughes was selected for its localized driver-based training and won a majority vote among six other participating companies.
Baker Hughes wins Health, Safety, Environment and Sustainable Development - Offshore Award. The company’s DeepShield™ deepwater subsurface safety valve was selected as the 2016 World Oil Award winner for its fail-safe performance in completions that require low operating pressures due to control system limitations. The DeepShield valve is simple and reliable in the most critical applications, including remote subsea wells where redundancy and assurance needs are high.

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Baker Hughes Announces Fourth Quarter and Annual Results

________________________________________________________________________________________
Supplemental Financial Information
Supplemental financial information can be found on the Company’s website at: www.bakerhughes.com/investor in the Financial Information section under Quarterly Results.
Conference Call and Webcast
The Company has scheduled an investor conference call to discuss management’s outlook and the results reported in today’s earnings announcement. The call will begin at 8:30 a.m. Eastern time, 7:30 a.m. Central time on Thursday, January 26, 2017, the content of which is not part of this earnings release. A slide presentation providing summary financial and statistical information that will be discussed on the call will also be posted to the Company’s website and available for real-time viewing at www.bakerhughes.com/investor. The conference call will broadcast live via a webcast and can be accessed by visiting the Events and Presentations page on the Company’s website at:www.bakerhughes.com/investor. An archived version of the webcast will be available on the website through the end of March, 2017.
Additional Information and Where to Find It
In connection with the proposed transaction between GE and Baker Hughes, the new NYSE listed corporation (“Newco”) will prepare and file with the SEC a registration statement on Form S-4 that will include a combined proxy statement/prospectus of Newco and Baker Hughes (the “Combined Proxy Statement/Prospectus”). Baker Hughes and Newco will prepare and file the Combined Proxy Statement/Prospectus with the SEC, and Baker Hughes will mail the Combined Proxy Statement/Prospectus to its stockholders and file other documents regarding the proposed transaction with the SEC. This communication is not a substitute for any proxy statement, registration statement, proxy statement/prospectus or other documents Baker Hughes and/or Newco may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE COMBINED PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, ANY AMENDMENTS OR SUPPLEMENTS TO THE COMBINED PROXY STATEMENT/PROSPECTUS, AND OTHER DOCUMENTS FILED BY BAKER HUGHES OR NEWCO WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the Combined Proxy Statement/Prospectus and other documents filed with the SEC by Baker Hughes and/or Newco through the website maintained by the SEC at www.sec.gov. Investors and security holders will also be able to obtain free copies of the documents filed by Newco and/or Baker Hughes with the SEC on Baker Hughes’ website at http://www.bakerhughes.com or by contacting Baker Hughes Investor Relations at alondra.oteyza@bakerhughes.com or by calling +1-713-439-8822.
No Offer or Solicitation
This communication is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.
Participants in the Solicitation
GE, Baker Hughes, Newco, their respective directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed transaction, including a description of their direct or indirect interests, by

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Baker Hughes Announces Fourth Quarter and Annual Results

security holdings or otherwise, will be set forth in the Combined Proxy Statement/Prospectus and other relevant materials when it is filed with the SEC. Information regarding the directors and executive officers of GE is contained in GE’s proxy statement for its 2016 annual meeting of stockholders, filed with the SEC on March 16, 2016, its Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on February 26, 2016, its Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2016, which was filed with the SEC on November 9, 2016 and certain of its Current Reports filed on Form 8-K. Information regarding the directors and executive officers of Baker Hughes is contained in Baker Hughes’ proxy statement for its 2016 annual meeting of stockholders, filed with the SEC on April 11, 2016, its Annual Report on Form 10-K/A for the year ended December 31, 2015, which was filed with the SEC on February 19, 2016, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 which was filed with the SEC on October 25, 2016 and certain of its Current Reports filed on Form 8-K. These documents can be obtained free of charge from the sources indicated above.
Caution Concerning Forward-Looking Statements
This communication contains “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed transaction between GE and Baker Hughes.  All statements, other than historical facts, including statements regarding the expected timing and structure of the proposed transaction; the ability of the parties to complete the proposed transaction considering the various closing conditions; the expected benefits of the proposed transaction such as improved operations, enhanced revenues and cash flow, synergies, growth potential, market profile, customers’ business plans and financial strength; the competitive ability and position of the combined company following completion of the proposed transaction, including the projected impact on GE’s earnings per share; oil and natural gas market conditions; costs and availability of resources; legal, economic and regulatory conditions; and any assumptions underlying any of the foregoing, are forward-looking statements.  Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions.  Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements.  The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved.  Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to the transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed transaction, may require conditions, limitations or restrictions in connection with such approvals or that the required approval by the stockholders of Baker Hughes may not be obtained; (2) the risk that the proposed transaction may not be completed in the time frame expected by GE or Baker Hughes, or at all; (3) unexpected costs, charges or expenses resulting from the proposed transaction; (4) uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; (5) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the proposed transaction or integrating the businesses of GE, Baker Hughes and Newco; (6) the ability of the combined company to implement its business strategy; (7) difficulties and delays in achieving revenue and cost synergies of the combined company; (8) inability to retain and hire key personnel; (9) the occurrence of any event that could give rise to termination of the proposed transaction; (10) the risk that stockholder litigation in connection with the proposed transaction or other settlements or investigations may affect the timing or occurrence of the contemplated merger or result in significant costs of defense, indemnification and liability; (11) evolving legal, regulatory and tax regimes; (12) changes in general economic and/or industry specific conditions, including oil price changes; (13) actions by third parties, including government agencies; and (14) other risk factors as detailed from time to time in GE’s and Baker Hughes’ reports filed with the SEC, including GE’s and Baker Hughes’ annual report on Form 10-K, periodic quarterly reports on Form 10-

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Baker Hughes Announces Fourth Quarter and Annual Results

Q, periodic current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive.
Any forward-looking statements speak only as of the date of this communication. Neither GE nor Baker Hughes undertakes any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law.  Readers are cautioned not to place undue reliance on any of these forward-looking statements.
Our expectations regarding our business outlook and business plans; the business plans of our customers; oil and natural gas market conditions; cost and availability of resources; economic, legal and regulatory conditions, and other matters are only our forecasts regarding these matters.
These forward-looking statements, including forecasts, may be substantially different from actual results, which are affected by many risks including the impact of our pending transaction with General Electric Company (“GE”), along with the following risk factors and the timing of any of these risk factors:
The pending transaction between Baker Hughes and GE - that one or more closing conditions to the transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed transaction, may require conditions, limitations or restrictions in connection with such approvals or that the required approval by the stockholders of Baker Hughes may not be obtained; the risk that the proposed transaction may not be completed in the time frame expected by GE or Baker Hughes, or at all; unexpected costs, charges or expenses resulting from the proposed transaction; uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the proposed transaction or integrating the applicable businesses; the ability of the combined company to implement its business strategy; difficulties and delays in achieving revenue and cost synergies of the combined company; inability to retain and hire key personnel; the occurrence of any event that could give rise to termination of the proposed transaction; the risk that stockholder litigation in connection with the proposed transaction or other settlements or investigations may affect the timing or occurrence of the contemplated transaction or result in significant costs of defense, indemnification and liability.
Restructuring activities - the ability to successfully implement and adjust the restructuring activities and achieve their intended results, including the success of our North America land pressure pumping business venture.
Economic and political conditions - the impact of worldwide economic conditions; the effect that declines in credit availability may have on worldwide economic growth and demand for hydrocarbons; the ability of our customers to finance their exploration and development plans, coupled with their liquidity constraints; foreign currency exchange fluctuations and changes in the capital markets in locations where we operate; and the impact of government disruptions.
Impact of Britain’s vote to leave the European Union - Their vote in late June 2016 to leave the European Union could impact our local operations in the United Kingdom as well as the global economy.

Oil and gas market conditions - the level of petroleum industry exploration, development and production expenditures; the price of, volatility in pricing of, and the demand for crude oil and natural gas; drilling activity; drilling permits for and regulation of the shelf and the deepwater drilling; excess productive capacity; crude and product inventories; LNG supply and demand; seasonal and other adverse weather conditions that affect the demand for energy; severe weather conditions, such as tornadoes and hurricanes, that affect exploration and production activities; Organization of Petroleum Exporting Countries (“OPEC”) policy and the adherence by OPEC nations to their OPEC production quotas.
Terrorism and geopolitical risks - war, military action, terrorist activities or extended periods of international conflict, particularly involving any petroleum-producing or consuming regions; labor disruptions, civil unrest or security

Baker Hughes Incorporated News Release	Page 26
Baker Hughes Announces Fourth Quarter and Annual Results

conditions where we operate; expropriation of assets by governmental action; cybersecurity risks and cyber incidents or attacks; epidemic outbreaks.
Price, market share, contract terms, and customer payments - our ability to obtain market prices for our products and services; the ability of our competitors to capture market share; our ability to retain or increase our market share; changes in our strategic direction; the effect of industry capacity relative to demand for the markets in which we participate; our ability to negotiate acceptable terms and conditions with our customers, especially national oil companies, to successfully execute these contracts, and receive payment in accordance with the terms of our contracts with our customers; our ability to manage warranty claims and improve performance and quality; our ability to effectively manage our commercial agents.
Costs and availability of resources - our ability to manage the costs, availability, distribution and/or delivery of sufficient raw materials and components (especially steel alloys, chromium, copper, carbide, lead, nickel, titanium, beryllium, barite, synthetic and natural diamonds, sand, gel, chemicals, and electronic components); our ability to manage energy-related costs; our ability to manage compliance-related costs; our ability to recruit, train and retain the skilled and diverse workforce necessary to meet our business needs and manage the associated costs; the effect of manufacturing and subcontracting performance and capacity; the availability of essential electronic components used in our products; the effect of competition, particularly our ability to introduce new technology on a forecasted schedule and at forecasted costs; potential impairment of assets; unanticipated changes in the levels of our capital expenditures; the need to replace any unanticipated losses in capital assets; labor-related actions, including strikes, slowdowns and facility occupations; our ability to maintain information security.
Litigation and changes in laws or regulatory conditions - the potential for litigation or proceedings and our ability to obtain adequate insurance on commercially reasonable terms; the administrative, legislative, regulatory and business environment in the U.S. and other countries in which we operate; outcome of government and legal proceedings, as well as costs arising from compliance and ongoing or additional investigations in any of the countries where the Company does business; new laws, regulations and policies that could have a significant impact on the future operations and conduct of all businesses; laws, regulations or restrictions on hydraulic fracturing; any restrictions on new or ongoing offshore drilling or permit and operational delays or program reductions as a result of the regulations in the Gulf of Mexico and other areas of the world; changes in export control laws or exchange control laws; the discovery of new environmental remediation sites; changes in environmental regulations; the discharge of hazardous materials or hydrocarbons into the environment; restrictions on doing business in countries subject to sanctions; customs clearance procedures; changes in accounting standards; changes in tax laws or tax rates in the jurisdictions in which we operate; resolution of tax assessments or audits by various tax authorities; and the ability to fully utilize our tax loss carry forwards and tax credits.
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Baker Hughes is a leading supplier of oilfield services, products, technology and systems to the worldwide oil and natural gas industry. The Company’s 33,000 employees today work in more than 80 countries helping customers find, evaluate, drill, produce, transport and process hydrocarbon resources. For more information about Baker Hughes, visit: www.bakerhughes.com.